UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Covidien

15 Hampshire Street

Mansfield, MA 02048

(508) 261-8000

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 1, 2010, ev3 Inc., a Delaware corporation (“ev3” or the “Company”), entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) with Covidien Group S.a.r.l. (“Parent”), a Luxembourg company and indirect, wholly-owned subsidiary of Covidien plc (“Covidien”), and COV Delaware Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on June 11, 2010 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $22.50 per share in cash, without interest, less applicable withholding taxes (the “Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 11, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On July 12, 2010, Covidien announced the completion of the Offer. The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of July 9, 2010. According to Wells Fargo Bank, N.A., the depositary for the Offer, as of 12:00 midnight, New York City time, at the end of July 9, 2010, a total of approximately 100,814,535 shares of ev3 common stock were validly tendered and not withdrawn in the Offer, which represented approximately 87.68% of all issued and outstanding shares of ev3 common stock. Merger Sub has accepted for payment all shares of ev3 common stock that were validly tendered and not withdrawn, and payment for such shares has been or will be made promptly, in accordance with the terms of the Offer. Parent provided sufficient funds to Merger Sub to acquire all of the outstanding shares of ev3 common stock.

On July 12, 2010, pursuant to the terms of the Merger Agreement, Merger Sub exercised its top-up option, provided for in Section 1.4 of the Merger Agreement, to purchase directly from the Company an additional number of shares of ev3 common stock sufficient to give Merger Sub ownership of one share more than 90% of the then outstanding shares of ev3 common stock, when combined with the shares Merger Sub purchased in the Offer. Pursuant to the exercise of this top-up option, Merger Sub purchased directly from the Company a total of 26,675,587 newly issued shares of ev3 common stock (the “Top-Up Shares”) at a price of $22.50 per share in consideration for a combination of cash and a promissory note issued to ev3 in the aggregate amount of $600,200,707.50. Following the purchase of the Top-Up Shares, on July 12, 2010, Merger Sub effected a short-form merger (the “Merger”) of Merger Sub with and into ev3 under Delaware law, without the need for a meeting of the Company’s stockholders, with the ev3 surviving as an indirect wholly-owned subsidiary of Covidien. At the effective time of the Merger, each issued and outstanding share of ev3 common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive the Consideration (other than shares of ev3 common stock that are held as treasury stock, held by Parent or Purchaser or held by stockholders, if any, who properly exercise appraisal rights under Delaware law).

As a result of the Merger, ev3 no longer fulfills the numerical listing requirements of The Nasdaq Stock Market (“Nasdaq”). Accordingly, on July 12, 2010, at ev3’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 3.01 is incorporated herein by reference. The Top-Up Shares were offered and sold to Merger Sub in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding share of ev3 common stock (other than shares held in the treasury of the Company and shares owned by the Merger Sub or Parent) was converted into the right to (i) receive from the Company the Merger Consideration, or (ii) seek appraisal of such shares under Delaware law. At the effective time of the Merger, ev3 stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in ev3 (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in ev3’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company has become an indirect wholly-owned subsidiary of Covidien. The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company following the Merger. The new directors of the Company are Kevin G. DaSilva, John W. Kapples and Matthew J. Nicolella. Pursuant to the terms of the Merger Agreement, the executive officers of Merger Sub immediately prior to the effective time of the Merger became the executive officers of the Company following the Merger. The new executive officers of the Company are Richard J. Meelia, Richard G. Brown, Charles J. Dockendorff, Kevin G. DaSilva and John W. Kapples.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with consummation of the merger, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety to be identical to the certificate of incorporation and by-laws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “ev3 Inc.” Copies of the restated certificate of incorporation and by-laws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2010

ev3, INC.

By:	/s/ John W. Kapples
Name: Title:	John W. Kapples Vice President & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.